JennisonDryden Portfolios, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


                                                   April 29, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: JennisonDryden Portfolios, Inc
File No. 811-04864


Ladies and Gentlemen:

     Enclosed please find the Semi-Annual Report on Form N-SAR for the above named Fund for the semi-annual period ended
February 29, 2008. The Form N-SAR was filed using the EDGAR system.



                                   Very truly yours,


                                   /s/ Jonathan D. Shain
                                   Jonathan D. Shain
                                   Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of February 2008.


                 JennisonDryden Portfolios, Inc



Witness:  /s/ Liliana Santos            By:  /s/ Jonathan D.
Shain
       Liliana Santos                 Jonathan D. Shain
                                   Assistant Secretary